UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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EVANSTON ALTERNATIVE OPPORTUNITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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EVANSTON ALTERNATIVE OPPORTUNITIES FUND
1560 Sherman Avenue, Suite 960
Evanston, Illinois 60201

March 6, 2020

Dear Shareholder:

The enclosed Proxy Statement contains information about the following proposals for approval by shareholders of Evanston Alternative Opportunities Fund (the “Fund”) at a special meeting of shareholders to be held on Monday, May 11, 2020: (1) a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Evanston Capital Management, LLC (the “Adviser”); and (2) the election of William Adams IV as a Trustee of the Fund (each, a “Proposal”, and collectively, the “Proposals”).

The Adviser currently serves as the investment adviser to the Fund under an investment advisory agreement between the Fund and the Adviser (the “Current Advisory Agreement”). The Adviser is in the process of making certain changes to its ownership structure. Evanston Capital Management, L.P., an entity that is anticipated to be primarily owned by employees of the Adviser, will acquire all of the equity interests in the Adviser, including the portion of the Adviser currently owned by private funds sponsored by TA Associates, Inc. (the “Proposed Transaction”) during the first quarter of 2020. As described in greater detail in the enclosed Proxy Statement, the Proposed Transaction will be deemed a change of control of the Adviser that would result in an “assignment” of the Current Advisory Agreement under the Investment Company Act of 1940, as amended (the “1940 Act”). The New Advisory Agreement has identical terms as the Current Advisory Agreement, including the same advisory fee rate, except for the commencement and renewal dates. To allow the Adviser to continue serving as the investment adviser to the Fund without any interruption, after the termination of the Current Advisory Agreement, the Board of Trustees of the Fund (the “Board”) has approved an interim investment advisory agreement between the Adviser and the Fund (the “Interim Advisory Agreement”) that meets the requirements of Rule 15a-4 under the 1940 Act, including that the duration of the Interim Advisory Agreement will be no greater than 150 days following the termination of the Current Advisory Agreement, but in all other respects has identical terms as the Current Advisory Agreement. The Interim Advisory Agreement will automatically terminate upon the approval of shareholders of the Fund of the New Advisory Agreement. As an example, if the Proposed Transaction closed on March 31, 2020, which would result in the Current Advisory Agreement terminating on that date, the Interim Advisory Agreement would terminate on the earlier of the approval of the New Advisory Agreement by shareholders or August 28, 2020. Shareholders are being asked to approve the New Advisory Agreement on May 11, 2020.

Additionally, in connection with the change of control, the Adviser has agreed to take certain actions to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” for the Adviser or any affiliated persons thereof to receive any amount or benefit in connection with a change in control of the Adviser as long as at least 75% of the Trustees of the Fund are not “interested persons” as defined in the 1940 Act (“Independent Trustees”), among other requirements. Currently, the Fund’s Board does not meet the 75% threshold because it has three total trustees, of which only two are Independent Trustees. Accordingly, Proposal 2 requests shareholders approve the election of William Adams IV as an Independent Trustee.

The enclosed Proxy Statement contains additional information regarding each Proposal.

The Board voted unanimously to approve the Proposals. The Board believes that the Proposals are in the best interests of the Fund and its shareholders. The Board recommends that you vote in favor of the Proposals to approve the New Advisory Agreement and the election of William Adams IV.

The enclosed Proxy Statement describes the voting process for shareholders. The proxy votes will be reported at the special meeting of shareholders scheduled for May 11, 2020. Please submit your proxy via the internet, phone or mail as soon as possible. Specific instructions for these voting options can be found on the enclosed Proxy Card. To ensure that your vote is counted, your executed proxy card must be received by 11:59 p.m. (Eastern Time) on Sunday, May 10, 2020.

Thank you for your continued support.

Sincerely,

/s/ Kenneth A. Meister
Kenneth A. Meister, President and Principal Executive Officer

EVANSTON ALTERNATIVE OPPORTUNITIES FUND
1560 Sherman Avenue, Suite 960
Evanston, Illinois 60201

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on May 11, 2020

To the Shareholders:

Notice is hereby given that a special meeting of shareholders (the “Meeting”) of the Evanston Alternative Opportunities Fund (the “Fund”) will be held at the Fund’s principal office located at 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201 on Monday, May 11, 2020 at 10:00 AM, Central Time, or at any adjournment(s) or postponement(s) thereof, to approve the following proposals:

(1)	A new investment advisory agreement between the Fund and Evanston Capital Management, LLC, the Fund’s current investment adviser; and
(2)	the election of William Adams IV as a Trustee of the Fund.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 11, 2020:

The Notice of Special Meeting of Shareholders and Proxy Statement to shareholders are available at www.proxyvote.com.

If you would like additional information concerning the proposals described above, please call Ken Meister (President and Chief Operating Officer) or Tracey Balderson (Vice President – Investor Administration) of Evanston Capital Management, LLC Monday through Friday between 8:30 a.m. and 5:00 p.m. (Central Time) at 833-877-0116.

By Order of the Board of Trustees

Dated: March 6, 2020	/s/ Kenneth A. Meister
Kenneth A. Meister President and Principal Executive Officer

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT AND THE ELECTION OF WILLIAM ADAMS IV AS A TRUSTEE OF THE FUND.

YOU ARE INVITED TO ATTEND THE MEETING AND VOTE IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE RETURN YOUR PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS NOTED ON THE ENCLOSED PROXY CARD. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. BY VOTING PROMPTLY, YOU CAN HELP AVOID THE EXPENSE OF ADDITIONAL MAILINGS.

JOINT PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2020

YOUR VOTE IS VERY IMPORTANT!

QUESTIONS AND ANSWERS

While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposals submitted for your vote.

Q.	What are shareholders being asked to vote “FOR” at the upcoming Special Meeting of Shareholders on May 11, 2020 (the “Meeting”)?
A.	At the Meeting, shareholders of the Evanston Alternative Opportunities Fund (the “Fund”) will be voting on proposals (each, a “Proposal,” and collectively, the “Proposals”) to approve:
(1)	A new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Evanston Capital Management, LLC (the “Adviser”); and
(2)	The election of William Adams IV as a Trustee of the Fund.
Q.	Has the Board of Trustees of the Fund approved the Proposals?
A.	At an in-person meeting of the Fund’s Board of Trustees (the “Board” and each member a “Trustee”) held on January 27, 2020, which was called for the purpose of approving the New Advisory Agreement and approving the election of Mr. Adams as a Trustee, the Board, including the Trustees who are not “interested persons” of the Fund (the “Independent Trustees”), as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved (1) the New Advisory Agreement for the Fund and (2) the election of William Adams IV as a Trustee of the Fund.
Q.	Why are shareholders being asked to vote on the Proposals?

Proposal 1

A.	The Adviser currently serves as the investment adviser to the Fund under an investment advisory agreement between the Fund and the Adviser (the “Current Advisory Agreement”). The Adviser is in the process of making certain changes to its ownership structure. Evanston Capital Management, L.P., an entity that is anticipated to be primarily owned by employees of the Adviser, will acquire all of the equity interests in the Adviser, including the portion of the Adviser currently owned by private funds sponsored by TA Associates, Inc. (the “Proposed Transaction”) during the first quarter of 2020.

The Proposed Transaction will be deemed a change of control of the Adviser that would result in an “assignment” of the Current Advisory Agreement under the 1940 Act. To allow the Adviser to continue serving as the investment adviser to the Fund without any interruption after the termination of the Current Advisory Agreement, the Board has approved an interim investment advisory agreement between the Adviser and the Fund (the “Interim Advisory Agreement”) that meets the requirements of Rule 15a-4 under the 1940 Act, including that the duration of the Interim Advisory Agreement will be no greater than 150 days following the termination of the Current Advisory Agreement. The Interim Advisory Agreement will automatically terminate upon the approval of shareholders of the Fund of the New Advisory Agreement. As an example, if the Proposed Transaction closed on March 31, 2020, which would result in the Current Advisory Agreement terminating on that date, the Interim Advisory Agreement would terminate on the earlier of the approval of the New Advisory Agreement by shareholders or August 28, 2020. Shareholders are being asked to approve the New Advisory Agreement on May 11, 2020.

Under Section 15 of the 1940 Act, the Adviser can continue to serve as the investment adviser to the Fund under the New Advisory Agreement only if the agreement is approved by the Independent Trustees and shareholders of the Fund. Accordingly, shareholders of the Fund are being asked to approve the New Advisory Agreement. No changes are expected in the services provided by the Adviser to the Fund or in the personnel at the Adviser providing those services.

The implementation of each Proposal is contingent upon the consummation of the Proposed Transaction. If the Proposed Transaction is not consummated, the Current Advisory Agreement would not be terminated and would remain in effect. Approval of Proposal 1 is not contingent on approval of Proposal 2 also being received at the Meeting. Shareholders are NOT being asked to approve the Proposed Transaction.

Proposal 2

A.	In connection with the change of control, the Adviser has agreed to take certain actions to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” for the Adviser or any affiliated persons thereof to receive any amount or benefit in connection with a change in control of the Adviser as long as at least 75% of the Trustees of the Fund are not “interested persons” as the term is defined in the 1940 Act (“Independent Trustees”), among other requirements. Currently, the Fund’s Board does not meet the 75% threshold because it has three total trustees, of which only two are Independent Trustees. Accordingly, shareholders of the Fund are being asked to approve the election of Mr. Adams as an Independent Trustee to satisfy this condition under Section 15(f).

The implementation of each Proposal is contingent upon the consummation of the Proposed Transaction. If the Proposed Transaction is not consummated, Mr. Adams will not become a trustee of the Fund. Approval of Proposal 2 is not contingent on approval of Proposal 1 also being received at the Meeting. Shareholders are NOT being asked to approve the Proposed Transaction.

The other conditions required to comply with Section 15(f) are applicable to Proposal 1, and are discussed in more detail in the section entitled Proposal 1: Approval of a New Investment Advisory Agreement - Section 15(f), below.

Q.	How does the Board recommend that I vote?
A.	The Board recommends that you vote FOR both Proposals.
Q.	Why is the Board recommending that shareholders approve the Proposals?

Proposal 1

A.	To avoid interruption to the management and operations of the Fund and to avoid additional costs to the Fund for seeking alternatives, the Board is recommending that shareholders of the Fund approve Proposal 1 such that the Adviser can continue to provide investment advisory and other services to the Fund.

If shareholders of the Fund do not approve the New Advisory Agreement, then the Adviser will not be permitted to serve as the Fund’s investment adviser upon the consummation of the Proposed Transaction. Accordingly, the Board has approved an interim investment advisory agreement with the Adviser in the event that the Proposed Transaction closes and shareholders of the Fund have not yet approved a new investment advisory agreement. However, if a new investment advisory agreement is not approved within 150 days of the date on which the Proposed Transaction closes, the Board will take such action as it deems to be in the best interests of the Fund and its shareholders.

Proposal 2

A.	The Board believes that Mr. Adams is well suited for service on the Board due to his knowledge of the financial services sector, and his substantial experience in serving as a director, officer and adviser to open-end and closed-end mutual funds and their sponsors.
Q.	How will the approval of the Proposals affect shareholders of the Fund?
A.	The Fund’s investment objective and investment strategies will not change as a result of the approval of the New Advisory Agreement or the election of Mr. Adams as a Trustee of the Fund. You will still own the same shares in the same Fund. In addition, the Proposals are not expected to result in any personnel change in the Fund’s management and investment team. Accordingly, the Proposals are not expected to affect the management and operations of the Fund.

The approval of the New Advisory Agreement will not increase the advisory fee rate at which the Adviser will be compensated by the Fund and will not increase the Fund’s operating expense ratio. In addition, the approval of the New Advisory Agreement will not result in any change in the expense reimbursement that is currently provided by the Adviser with respect to the Fund. The cost of preparing, printing and mailing the enclosed Proxy Statement and related proxy materials and all other costs incurred in connection with this solicitation of proxies, including any additional solicitation made by mail, telephone, e-mail or in person, will be paid by the Adviser.

Q.	What are the primary reasons for the Board’s approval of the Proposals?

Proposal 1

A.	The Board and the Independent Trustees weighed a number of factors in reaching their decision to approve the New Advisory Agreement, including, without limitation, the history, reputation, and resources of the Adviser, performance results achieved by the Adviser for its clients, quality of services provided by the Adviser, and the fact that the Proposed Transaction is not expected to result in any personnel change in the Fund’s management and investment team. The Board also considered that the advisory fee rate at which the Adviser will be compensated by the Fund pursuant to the New Advisory Agreement would not increase and that the expense reimbursement currently provided by the Adviser for the Fund would not change. In addition, the Trustees considered that they had approved the continuation of the Current Advisory Agreement, the terms of which are identical to those of the New Advisory Agreement, except for the commencement and renewal dates, for an additional year at an in-person Board meeting held on December 13, 2019.

Additional details regarding factors considered by the Board and the Independent Trustees in approving the New Advisory Agreement can be found in the section entitled Proposal 1: Approval of a New Investment Advisory Agreement - Trustee Actions, Considerations, and Recommendations in the enclosed Proxy Statement.

Proposal 2

A.	The Board reviewed the qualifications, experience and background of Mr. Adams and voted to nominate him for election as Trustee. The Board determined that nominating Mr. Adams would be in the best interests of the shareholders of the Fund. The Board believes that Mr. Adams is well suited for service on that Board due to his knowledge of the financial services sector, and his substantial experience in serving as a director, officer and adviser to open-end and closed-end mutual funds and their sponsors.

If elected by shareholders, Mr. Adams would be an Independent Trustee. Accordingly, the Adviser will be able to meet the condition of Section 15(f) of the 1940 Act, which requires at least 75% of the Trustees of the Board to be Independent Trustees for a period of three years after the change of control.

Q.	Are there any material differences between the Current Advisory Agreement and the New Advisory Agreement?
A.	No. There are no differences between the Current Advisory Agreement and the New Advisory Agreement, other than their commencement and renewal dates.
Q.	How do I vote?
A.	You can vote in person at the Meeting. If you cannot attend and vote at the Meeting in person, we urge you to vote your shares by submitting your proxy via the internet, phone or mail as soon as possible. Specific instructions for these voting options can be found on the enclosed Proxy Card. To ensure that your vote is counted, your executed proxy card must be received by 11:59 p.m. (Eastern Time) on Sunday, May 10, 2020.

* * * *

Introduction

This joint Proxy Statement is furnished in connection with the solicitation of proxies by the Board for voting at the Meeting to be held at the Fund’s principal office located at 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201 on Monday, May 11, 2020 at 10:00 AM, Central Time, or at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the Notice of Special Meeting of Shareholders (the “Notice”) and the Proxy Card will be first sent to shareholders of the Fund on or about March 16, 2020. Shareholders of all classes of shares of the Fund will vote jointly on each proposal of the Fund.

At the Meeting, shareholders of the Fund will be asked to vote on the Proposals to approve (1) the New Advisory Agreement between the Fund and the Adviser; and (2) the election of William Adams IV as a Trustee of the Fund. The Board knows of no business, other than that specifically mentioned in the Notice, that will be presented for consideration at the Meeting. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Voting Information

Record Date; Shareholders Entitled to Vote

The Board has fixed the close of business on February 25, 2020 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. Shareholders of the Fund are entitled to one vote for each full share held and a proportionate fractional vote for each fractional share held on the Record Date. The Fund offers two classes of shares: Class A Shares and Class I Shares. The number of shares outstanding as of the Record Date (the “Outstanding Shares”) was 24,869.777 and 4,821,650.153 for Class A and Class I, respectively, which in each case equals the number of votes to which each such class is entitled.

Solicitation of Proxies

This solicitation of proxies is being made by and on behalf of the Fund. The cost of preparing, printing and mailing this Proxy Statement, the Notice and the accompanying Proxy Card and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by mail, telephone, e-mail or in person, will be paid by the Adviser. The Adviser has retained Broadridge Financial Solutions (“Broadridge”), a third party proxy vendor, to assist in the proxy solicitation and tabulation. The Adviser, and not the Fund, will bear all costs related to the Proposed Transaction and this Proxy Statement. This includes Broadridge’s fees, which are estimated to be approximately $4,200, and include the costs of typesetting, filing, printing, and mailing the proxy materials. The Adviser will also bear any legal expenses to prepare the proxy materials and other miscellaneous related expenses.

While solicitation will be primarily by mail, certain officers and representatives of the Fund, officers, employees or agents of the Adviser, and certain financial service firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, e-mail or in person.

Revocation of Proxies

Shareholders may revoke their proxies at any time before such proxies are voted by written notification to the Fund or by a duly executed Proxy Card bearing a later date. Shareholders may also revoke their proxies previously given by attending the Meeting and voting in person.

Quorum; Adjournment; Required Vote

The presence at the Meeting, in person or by proxy, of at least one-third (33-1/3%) of the Outstanding Shares of the Fund constitutes a quorum for the Meeting. Thus, the Meeting cannot take place on its scheduled date if less than one-third of the Outstanding Shares of the Fund is present in person or represented by proxy.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes in favor of the Proposals are not received, the Meeting may be adjourned to permit further solicitation of proxies. Any lesser number of Outstanding Shares of the Fund than the quorum will be sufficient for an adjournment. No notice of any adjournment of the Meeting will be given other than announcement at the Meeting or an adjournment or postponement thereof.

Shares represented by a properly executed proxy will be voted in accordance with the instructions on the proxy, or, if no instructions are provided, the shares will be voted FOR each Proposal. Abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as votes present at the Meeting but will not be treated as votes cast at such Meeting. Abstentions and broker “non-votes”, therefore: (i) will be included for purposes of determining whether a quorum is present; and (ii) will have no effect on proposals that require an affirmative vote of a majority of votes cast for approval. The Fund may request that selected brokers or nominees return proxies on behalf of shares for which voting instructions have not been received if doing so is necessary to obtain a quorum.

With respect to Proposal 1, the affirmative vote of a “majority of the outstanding voting securities” of the Fund present, in person or by proxy, and voting at the Meeting is required to approve the New Advisory Agreement. A “majority of the outstanding voting securities” of the Fund means the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Meeting; or (ii) more than 50% of the outstanding voting securities of the Fund.

With respect to Proposal 2, the affirmative vote of a plurality of votes cast at the Meeting is required for the approval of the election of William Adams IV as a Trustee, as long as a quorum is present at the Meeting. A nominee achieves a plurality by receiving the highest number of favorable votes cast for an open directorship position, even if they do not receive a majority of the votes cast. When a nominee runs unopposed and receives any votes, other votes to withhold and votes against have no effect on the outcome of the election.

The implementation of each Proposal is contingent upon the consummation of the Proposed Transaction. If the Proposed Transaction is not consummated, the Current Advisory Agreement would not be terminated and would remain in effect, and Mr. Adams will not become a trustee of the Fund. Approval of Proposal 1 is not contingent on approval of Proposal 2 also being received at the Meeting. Approval of Proposal 2 is not contingent on approval of Proposal 1 also being received at the Meeting. Shareholders are NOT being asked to approve the Proposed Transaction.

PROPOSAL 1: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

General Information

The Adviser currently serves as the investment adviser to the Fund under the Current Advisory Agreement dated February 12, 2014, as amended from time to time. The Adviser is in the process of making certain changes to its ownership structure. Evanston Capital Management, L.P., an entity that is anticipated to be primarily owned by employees of the Adviser, will acquire all of the equity interests in the Adviser, including the portion of the Adviser currently owned by private funds sponsored by TA Associates, Inc. (the “Proposed Transaction”) during the first quarter of 2020. The Proposed Transaction will be deemed a change of control of the Adviser that would result in an “assignment” of the Current Advisory Agreement under the 1940 Act. To allow the Adviser to continue serving as the investment adviser to the Fund without any interruption after the termination of the Current Advisory Agreement, the Board has approved the Interim Advisory Agreement, which meets the requirements of Rule 15a-4 under the 1940 Act, including that the duration of the Interim Advisory Agreement will be no greater than 150 days following the termination of the Current Advisory Agreement. Shareholders are not required to approve the Interim Advisory Agreement. The Interim Advisory Agreement will automatically terminate upon the approval of shareholders of the Fund of the New Advisory Agreement. As an example, if the Proposed Transaction closed on March 31, 2020, which would result in the Current Advisory Agreement terminating on that date, the Interim Advisory Agreement would terminate on the earlier of the approval of the New Advisory Agreement by shareholders or August 28, 2020. Shareholders are being asked to approve the New Advisory Agreement on May 11, 2020.

Under Section 15 of the 1940 Act, the Adviser can continue to serve as the investment adviser to the Fund under the New Advisory Agreement only if the agreement is approved by the Independent Trustees and shareholders of the Fund. Accordingly, shareholders of the Fund are being asked to approve the New Advisory Agreement.

The New Advisory Agreement has identical terms as the Current Advisory Agreement, including the same fee rate, except for different commencement and renewal dates. To allow the Adviser to continue to serve as the investment adviser to the Fund without any interruption, shareholders of the Fund are being asked to approve the New Advisory Agreement.

The Fund’s investment objectives will not change as a result of the Proposed Transaction, and shareholders will still own the same shares in the same Fund. Additionally, no changes are expected in the services provided by the Adviser to the Fund or in the personnel at the Adviser providing those services. However, there can be no guarantee that any particular employee of the Adviser or a portfolio manager of the Fund will choose to remain employed by the Adviser before or after the Proposed Transaction. If approved prior to the consummation of the Proposed Transaction, the New Advisory Agreement would take effect upon the consummation of the Proposed Transaction.

If the New Advisory Agreement is not approved within 150 days of the date on which the Proposed Transaction closes, the Board will take such action as it deems to be in the best interests of the Fund and its shareholders. Alternatives the Board may consider may include (1) again seeking approval by shareholders of the Fund of the New Advisory Agreement or seeking approval of a different investment advisory agreement; (2) allowing the Adviser to manage the Fund at cost for a temporary period; (3) retaining a new investment adviser for the Fund, which also would need to be approved by shareholders of the Fund; and/or (4) the possible liquidation of the Fund.

The Adviser

The Adviser, a Delaware limited liability company, serves as the Fund’s investment adviser and is responsible for the day-to-day management of the Fund and for investing the Fund’s assets in various underlying funds in which the Fund invests, subject to policies adopted by the Board. The Board provides broad oversight over the operations and affairs of the Fund. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser’s offices are located at 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201.

Currently, a majority of the Adviser’s equity is owned by employees of the Adviser and the Adviser’s initial “seed” investor. A private equity firm, TA Associates, L.P., through TA XI ECM AIV, L.P. and certain other of TA Associates, L.P.’s affiliated private equity and subordinated debt funds (collectively, “TA”), own a significant minority equity interest in the Adviser. TA XI ECM AIV, L.P. is currently a principal owner of the Adviser because it owns at least 25% but less than 50% of the Adviser’s membership units.

The Adviser, TA, and Evanston Capital Management, L.P., an entity that is anticipated to be primarily owned by employees of the Adviser (“Buyer”), have entered into a Membership Interest Purchase Agreement, pursuant to which Buyer will acquire all of the ownership interest in the Adviser, including TA’s ownership interest. Upon consummation of the Proposed Transaction, which is expected to occur during the first quarter of 2020, Adam Blitz, the Adviser’s Chief Executive Officer and Chief Investment Officer (“CEO and CIO”), will indirectly own a significant minority equity interest in the Adviser and become its largest owner. Prior to consummation of the Proposed Transaction, Mr. Blitz owns greater than 10% of the outstanding voting securities of the Adviser. The business address of Mr. Blitz is c/o Evanston Capital Management, LLC, 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201. In exchange for its interests in the Adviser, TA will receive a cash payment at closing and an additional payment in 2021 based upon the Adviser’s fee revenue in 2020.

The consummation of the Proposed Transaction is subject to certain terms and conditions, some of which may be waived in whole or in part by either or both of the parties.

The Proposed Transaction is not expected to result in any material change in the nature, scope or quality of services that the Adviser provides to the Fund. In addition, the Proposed Transaction is not expected to result in changes in the personnel of the Adviser providing services to the Fund, including the persons responsible for managing the investment portfolio of the Fund.

The President and Chief Operating Officer of the Adviser is Kenneth A. Meister. Mr. Blitz serves as the Adviser’s CEO and CIO, and is a member of the Adviser’s Board of Managers along with David L. Wagner, who is the Chairman of the Board of Managers. Two TA representatives serve with Mr. Blitz and Mr. Wagner on a five person Board of Managers. The fifth member of the Adviser’s Board of Managers is selected by the remaining Managers and is independent of TA and the Adviser.

The Board of Managers is currently responsible for the Adviser’s overall corporate governance, subject to certain rights of TA to approve certain actions such as a future sale of the Adviser. Although TA-affiliated entities serve as general partner of investment-related limited partnerships and/or as adviser of other private funds, the Fund is not solicited to invest in such limited partnerships or other private funds. The Adviser and TA do not conduct joint operations, and the Adviser does not provide investment advice that is formulated by TA. Upon consummation of the Proposed Transaction, the Adviser will cease to have a Board of Managers, and it is anticipated that Mr. Blitz and Mr. Meister will assume responsibility for the Adviser’s overall corporate governance.

The Current Advisory Agreement

The Current Advisory Agreement was entered into on February 12, 2014 by and between the Adviser and the Fund and was approved by the Fund’s sole initial shareholder. The Current Advisory Agreement was last renewed at an in-person Board meeting held on December 13, 2019 by the Board, including a majority of the Trustees who are not “interested persons” of the Fund, as defined under the 1940 Act (the “Independent Trustees”), for an additional one-year term.

The following is a summary of the terms of the Current Advisory Agreement:

Advisory Services

Under the Current Advisory Agreement, the Adviser acts as investment adviser to the Fund and supervises investments of the Fund on behalf of the Fund in accordance with the investment objectives, programs and restrictions of the Fund as provided in the Fund’s governing documents, including, without limitation, the Fund’s Agreement and Declaration of Trust dated October 16, 2013 (the “Declaration of Trust”), and such other limitations as the Trustees may impose from time to time in writing to the Adviser. Among other things, the Current Advisory Agreement requires that the Adviser:

(i)	continuously furnish an investment program for the Fund, including managing the investment and reinvestment of the Fund’s assets, determining what investments will be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested, and continuously reviewing, supervising and administering the investment program of the Fund; and
(ii)	act as the Fund’s true and lawful representative and attorney-in-fact, with full power of delegation, in the Fund’s name, place and stead, to make, execute, sign, acknowledge and deliver all subscription and other agreements, contracts and undertakings on behalf of the Fund as the Adviser may deem necessary or advisable for implementing the investment program of the Fund by purchasing, selling and redeeming its assets and placing orders for such purchases and sales.

Indemnification

Under the Current Advisory Agreement, the Fund will indemnify the Adviser and any Adviser affiliate, and each of their partners, members, managers, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions were unlawful.

Term and Termination

Following the initial two-year term, which has already ended, the Current Advisory Agreement may be continued in effect from year to year if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also separately approved by a majority of the Fund’s Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Current Advisory Agreement is terminable without penalty, on sixty (60) days’ prior written notice: by the Fund’s Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Current Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

Expenses

Under the Current Advisory Agreement the Adviser is not responsible, except to the extent of the reasonable compensation of the Fund’s employees who are partners, managers, officers, or employees of the Adviser whose services may be involved, for the following expenses of the Fund: all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments and enforcing the Fund’s rights in respect of such investments; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Fund shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, administrator, transfer agent, registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; bank services fees; expenses of preparing, printing, and distributing copies of the registration statement (including the prospectus) and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to holders of shares of the Fund, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of shareholders’ meetings; expenses of corporate data processing and related services; shareholder recordkeeping and shareholder account services, fees, and disbursements; expenses relating to investor and public relations; extraordinary expenses such as litigation expenses; and any other expenses reasonably considered an expense of the Fund or otherwise approved by the Fund’s Board as an expense of the Fund.

Compensation Paid to the Adviser

Advisory Fees Paid Pursuant to the Current Advisory Agreement

Pursuant to the Current Advisory Agreement, in consideration of the management services the Adviser provides to the Fund, the Fund pays the Adviser quarterly in arrears a fee (the “Management Fee”), calculated at the annual rate of 1.00% of the aggregate value of its outstanding shares determined as of the last calendar day of each month (before any repurchases of shares and prior to the Management Fee being calculated). The current Management Fee became effective January 1, 2019. From July 1, 2015 through December 31, 2018 the Management Fee was calculated at an annual rate of 1.20%. Up to and including July 31, 2020, the Adviser has contractually agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and the fees and expenses of underlying portfolio funds in which the Fund invests) to 1.50% with respect to the Class I Shares and 2.25% with respect to the Class A Shares. In addition, the Adviser is permitted to recover fees and expenses it has waived or borne pursuant to the expense limitation agreement from the applicable class or classes of Shares (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of shares fall below the annual rate of 1.50% with respect to Class I Shares or 2.25% with respect to Class A Shares (the “Expense Limitation Agreement”). The Fund, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above or otherwise in effect at the time of recovery.

Comparison of the Current Advisory Agreement and the New Advisory Agreement

At an in-person meeting of the Board held on January 27, 2020, the Board, including a majority of the Independent Trustees, voted to approve the New Advisory Agreement. The Board is recommending that shareholders of the Fund vote to approve the New Advisory Agreement. A copy of the New Advisory Agreement is attached to this Proxy Statement as Exhibit A. Any discussion of the New Advisory Agreement in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

The New Advisory Agreement is identical to the Current Advisory Agreement as described above, except for the commencement and renewal dates. In particular, the advisory services to be provided by the Adviser and the advisory fee rate under the New Advisory Agreement are identical to those under the Current Advisory Agreement. Additionally, the expense reimbursement currently provided by the Adviser for the Fund will not change. The initial term of the New Advisory Agreement would extend for two years from its execution date, after which it would continue from year to year subject to the same approval process as described above for the Current Advisory Agreement.

Trustee Actions, Considerations, and Recommendations

At an in-person meeting of the Board held on January 27, 2020, the Trustees, including the Independent Trustees, considered the approval of the New Advisory Agreement. In determining to approve the New Advisory Agreement, the Trustees considered that they had approved the continuation of the Current Advisory Agreement for an additional year, the terms of which are identical to those of the New Advisory Agreement, except for the commencement and renewal dates, at an in-person meeting held on December 13, 2019.

At each Board meeting, the Independent Trustees were provided information from the Fund’s outside legal counsel, K&L Gates LLP, and met separately in an executive session. During each executive session, the Independent Trustees spent additional time reviewing and discussing the information and materials that had been furnished by the Adviser at the request of the Fund’s Board (the “Adviser Materials”). In voting to approve the New Advisory Agreement, the Board noted that the Adviser had indicated that it was not aware of any material changes to the information previously provided to the Board during the approval process for the Current Advisory Agreement. The Board specifically noted that the terms of the New Advisory Agreement are identical to the terms of the Current Advisory Agreement, except for the commencement and renewal dates.

The information, material facts, and conclusions that formed the basis for the Independent Trustees’ recommendation and the Board’s subsequent approval included: (1) the nature, extent, and quality of the services provided by the Adviser; (2) the Fund’s investment performance; (3) a comparative analysis of advisory fees paid by, and the expense ratios of other similar funds; (4) the costs of the services provided and the resulting profits realized by the Adviser from its relationship with the Fund, including the extent to which the Adviser has realized economies of scale through growth of Fund assets; (5) whether economies of scale actually achieved or that may potentially be achieved suggest that a contract should contain breakpoints so that shareholders obtain the benefits of such economies of scale; and (6) other sources of revenue and intangible benefits to the Adviser from its relationship with the Fund.

A presentation was made by the Adviser at the December Board meeting regarding the services provided by the Adviser pursuant to the Agreements, which would not be affected by the Proposed Transaction, including, but not limited to, the Adviser’s selection and review process of Portfolio Funds. Through this presentation, and the Adviser Materials, the Board received and considered information regarding the nature, extent and quality of the services provided to the Fund by the Adviser.

The Board reviewed the investment objective and policies of the Fund with the Adviser and the qualifications, backgrounds and responsibilities of the Adviser’s senior investment professionals who are primarily responsible for the Fund’s portfolio management. The Board also considered the Adviser’s role in supervising third-party fund service providers and providing related services and assistance in meeting legal and regulatory requirements.

The Board also reviewed with the Adviser a presentation of the Fund’s performance as compared to a group of other registered funds of hedge funds that have objectives and strategies that are similar to those of the Fund. The peer group performance was obtained from publicly available sources and measured as of each such peer group fund’s most recent fiscal year end.

In addition, the Board reviewed and considered a chart setting forth the fee structure of other similar registered funds of hedge funds (the “Fee Comparison Chart”). The Board reviewed and discussed the fees and the expense ratio of the Fund, as well as the fees and expense ratios of these other similar funds, as set forth in the Fee Comparison Chart. The Board determined that the Management Fee for the Fund was within the range of the management fees associated with these similar funds. The Board compared the Fund’s expense ratio to these comparable funds and considered the Adviser’s willingness to contractually cap certain operating expenses of the Fund. After review, the Board concluded that the expense ratio for the Fund was appropriate.

The Board reviewed information prepared by the Adviser concerning any profits realized by it with respect to the Fund. The Board noted that the Adviser is responsible for all salaries and employee benefit expenses of its employees and any of its affiliates involved in the management and conduct of the Fund’s business and affairs and related overhead (including rent and other similar items). As such, the Fund will not be responsible for these expenses. In evaluating the profitability of the Adviser with respect to the Fund, the Board took into account the expenses borne by the Adviser, the Expense Limitation Agreement and the Adviser’s resources utilized in managing the Fund. The Adviser stated that as the assets of the Fund increase over time, the Fund and its shareholders may realize economies of scale as certain expenses become a smaller percentage of overall assets. However, the Board noted that the Adviser had not incorporated any breakpoints to reflect the potential for reducing the Management Fee as assets grow. The Board determined that, because of the Fund’s asset size and the revenues expected to be generated, the Board did not believe breakpoints were appropriate at this time. Although the Board acknowledged that the Fund will enhance the line of investment products managed by the Adviser and therefore the Adviser’s management of the Fund may increase the amount of assets managed and revenue generated by the Adviser, based on the profits realized by the Adviser, the Adviser does not expect to receive any significant indirect benefits from managing the Fund.

Based on its discussions and considerations as described above, the Board made the following conclusions and determinations:

•	The Board concluded that the nature, extent and quality of the services to be provided by the Adviser would be adequate and appropriate, noting the benefits of the Adviser’s investment process and portfolio management and other services to be provided by the Adviser.
•	The Board concluded that the Fund’s Management Fee to be paid to the Adviser was reasonable in light of the considerations discussed above.
•	The Board recognized that, given the Fund’s assets, significant economies would not be realized until the size of the Fund increases.
•	The Board concluded that all conclusions and determinations made by the Board during its review of the Current Advisory Agreement at the December meeting remained applicable to the review of the New Advisory Agreement.

The Board considered these conclusions and determinations in their totality and, without any one factor being dispositive, determined that approving the New Advisory Agreement was in the best interests of the Fund and its shareholders, and the Board approved the New Advisory Agreement.

Section 15(f)

The Board was informed that the Adviser has agreed to take certain actions to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” for the Adviser or any affiliated persons thereof to receive any amount or benefit in connection with a change in control of the Adviser as long as two conditions are met.

First, for a period of three years after the change of control, at least 75% of the Trustees of the Fund must be Independent Trustees. Currently, the Fund’s Board does not meet the 75% threshold because it has three total trustees, of which only two are Independent Trustees. Accordingly, Proposal 2, discussed in more detail below, requests shareholders approve the election of Mr. Adams as an Independent Trustee to ensure the Board will consist of 75% Independent Trustees.

Second, an “unfair burden” must not be imposed on the Fund as a result of the Proposed Transaction or any express or implied terms, conditions, or understandings applicable thereto. The term “unfair burden” is defined in Section 15(f) to include any arrangement during the two-year period after the consummation of the Transaction whereby the Adviser or any interested person of the Adviser receives or is entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the Fund (other than bona fide ordinary compensation as principal underwriter for the Fund) or (ii) from the Fund or its security holders for other than bona fide investment advisory or other services. The Board was advised that the Adviser, after due inquiry, does not believe that there will be, and is not aware of, any express or implied term, condition, or understanding that would impose an “unfair burden” on the Fund as a result of the change of control of the Adviser.

The implementation of each Proposal is contingent upon the consummation of the Proposed Transaction. If the Proposed Transaction is not consummated, the Current Advisory Agreement would not be terminated and would remain in effect. Approval of Proposal 1 is not contingent on approval of Proposal 2 also being received at the Meeting. Shareholders are NOT being asked to approve the Proposed Transaction.

Board Recommendation for Proposal 1

The Board, including the Independent Trustees, believes that the Proposal to approve the New Advisory Agreement is in the best interests of the Fund and its shareholders.

The Board unanimously recommends that you vote FOR Proposal 1 to approve the New Advisory Agreement.

PROPOSAL 2: APPROVAL OF THE ELECTION OF WILLIAM ADAMS IV AS A TRUSTEE OF THE FUND

General Information

Shareholders of the Fund are being asked to approve the election of William Adams IV as Trustee to hold office until resignation or removal. Pertinent information about Mr. Adams is set forth below. Mr. Adams does not currently serve as a Trustee of the Board, but would be an additional Trustee of the Board, bringing the total number of Trustees to 4.

The Declaration of Trust provides that the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than 3 or more than 14.

The Independent Trustees of the Board reviewed the qualifications, experience and background of Mr. Adams as a Trustee of the Fund. Based upon this review, the Independent Trustees determined that nominating Mr. Adams would be in the best interests of the shareholders of the Fund. The Independent Trustees believe that Mr. Adams is well suited for service on that Board due to his knowledge of the financial services sector, and his substantial experience in serving as a director, officer and adviser to open-end and closed-end mutual funds and their sponsors.

At a meeting held on January 27, 2020, the Board received the recommendation of the Independent Trustees. After discussion and consideration of, among other things, the background of Mr. Adams, the Board voted to nominate Mr. Adams for election as Trustee, to hold office until resignation or removal.

As described in Proposal 1, above, Section 15(f) of the 1940 Act provides a “safe harbor” for the Adviser or any affiliated persons thereof to receive any amount or benefit in connection with a change in control of the Adviser as long as, for a period of three years after the change of control, at least 75% of the Trustees of the Fund are Independent Trustees. Independent Trustees are those who are not associated with the Fund’s Adviser or its affiliates, or with any broker-dealer used by the Fund or the Adviser in the past six months. Currently, the Fund’s Board does not meet the 75% threshold because it has three total trustees, of which only two are Independent Trustees.

Mr. Adams has consented to be named in this Proxy Statement and to serve as Trustee if elected. The Board has no reason to believe that he will become unavailable for election as a Trustee, but if that should occur before the Meeting, the proxies will be voted for such other nominee as the Board may recommend.

Mr. Adams is not related to any other Trustee or officer of the Fund, nor is any current Trustee or Officer related to another Trustee or officer of the Fund. The following tables set forth certain information regarding Mr. Adams. The business address of Mr. Adams is c/o Evanston Capital Management, LLC, 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201. Mr. Adams is not a party adverse to the Fund or any of its affiliates in any material pending legal proceeding, nor does Mr. Adams have an interest materially adverse to the Fund.

Information Regarding Nominee for Election

Name and Age	Position(s) with the Fund	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Adviser Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years
William Adams IV (64)	None
Retired.
Formerly Senior Adviser (2017), Co-Chief Executive Officer and Co-President (2016-2017), Senior Executive Vice President, Global Structured Products (2010-2016) of Nuveen Investments, Inc.; Executive Vice President (2017) of Nuveen, LLC; Co-President, Global Products and Solutions (2017), Co-Chief Executive Officer (2016-2017) of Nuveen Securities, LLC; Co-President (2011-2017) of Nuveen Fund Advisors, LLC; President (2011-2017) of Nuveen Commodities Asset Management, LLC
			None	Nuveen Investments, Inc. (179 open-end and closed-end mutual funds) (2013-2017); Chicago Symphony Orchestra; Gilda’s Club Chicago

Trustee Qualifications

The Declaration of Trust provides that an individual nominated as a Trustee shall be at least 21 years of age at the time of nomination and not under legal disability. Trustees need not own shares of the Fund and may succeed themselves in office. The Fund does not have a policy on Trustee attendance at special meetings of shareholders.

The Board believes that Mr. Adams has the qualifications, experience, background and skills appropriate to serve as the Fund’s Trustee in light of the Fund’s business and structure. Mr. Adams has a demonstrated record of business and/or professional accomplishment that indicates that he has the ability to critically review, evaluate and assess information provided to him. Mr. Adams is well suited for service on the Board due to his knowledge of the financial services sector, and his substantial experience in serving as a director, officer and adviser to open-end and closed-end mutual funds and their sponsors. In particular, from 1994 until his retirement in 2017, Mr. Adams served in several executive, officer and management capacities at Nuveen Investments, Inc. and its affiliates (“Nuveen”). From 2013-2017, Mr. Adams also served as a trustee for the Nuveen family of funds, a mutual fund complex that consisted of 179 open-end and closed-end funds at the time of Mr. Adams’ retirement from Nuveen.

The information provided below, and above, is not all-inclusive. Many attributes involve intangible elements, such as intelligence, integrity and work ethic, along with the ability to work together, to communicate effectively, to exercise judgment and to ask incisive questions, and commitment to shareholder interests.

As discussed above under Proposal 1, the Board was informed that the Adviser has agreed to take certain actions to comply with Section 15(f) of the 1940 Act, which requires, among other conditions, at least 75% of the Trustees of the Fund to be Independent Trustees for a period of three years after a change of control. Currently, the Fund’s Board does not meet the 75% threshold because it has three total trustees, of which only two are Independent Trustees. Independent Trustees are those who are not associated with the Fund’s Adviser or its affiliates, or with any broker-dealer used by the

Fund or the Adviser in the past six months. If elected by shareholders, Mr. Adams would be an Independent Trustee of the Fund, bringing the total percentage of Independent Trustees of the Fund to 75%.

Information Regarding the Fund’s Process for Nominating Trustee Candidates

The Independent Trustees conducted a review of the qualifications, experience and background of the nominee. While there is no formal list of qualifications, the Independent Trustees consider, among other things, whether prospective nominees have distinguished records in their primary careers, unimpeachable integrity, and substantive knowledge in areas important to the Board’s operations, such as background or education in finance, auditing, securities law, the workings of the securities markets, or investment advice. For candidates to serve as Independent Trustees, independence from the Adviser, its affiliates and other principal service providers is critical, as is an independent and questioning mindset. The Independent Trustees also consider whether the prospective nominees’ workloads would allow them to attend the vast majority of Board meetings, be available for service on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing regulatory environment in which the Fund operates.

Prospective nominees are evaluated on the basis of their resumes, considered in light of the criteria discussed above. Those prospective nominees that appear likely to be able to fill a significant need of the Board then would be contacted to discuss the position, and if there appeared to be sufficient interest, an in-person meeting with the Adviser would be arranged. A meeting with the Board would be scheduled to provide the Board with an overview of the nominee evaluation process, and for its consideration of the prospective nominee candidate identified by the Adviser and his or her qualifications. The Fund has not paid a fee to third parties to assist in finding nominees.

After conducting a review of Mr. Adams based on the process above, the Independent Trustees determined that nominating Mr. Adams as an Independent Trustee of the Fund would be in the best interests of the Fund and its shareholders. At a meeting held on January 27, 2020, the Board received the recommendation of the Independent Trustees. After discussion and consideration of, among other things, the background of Mr. Adams, the Board approved Mr. Adams as Trustee, subject to approval by shareholders.

Mr. Adams has consented to be named in this Proxy Statement and to serve as Trustee if elected. The Board has no reason to believe that Mr. Adams will become unavailable for election as a Trustee, but if that should occur before the Meeting, the proxies will be voted for such other nominee as the Board may recommend.

Trustee Ownership of Shares

The following table sets forth the dollar range of the Fund’s common shares beneficially owned by each Trustee and Mr. Adams, and equity securities beneficially owned by each Trustee and nominee in other investment companies overseen by the Trustees within the same family of investment companies, as of December 31, 2019.

Name of Trustee or Nominee	Dollar Range of Shares in the Fund as of December 31, 2019(1)	Aggregate Dollar Range of Shares in Fund Complex Overseen by Trustee as of December 31, 2019(1)
Independent Trustee Nominee
William Adams IV	None	None
Independent Trustees
Robert Moyer	Over $100,000	Over $100,000
Ingrid Stafford	None	None
Trustees who are “Interested Persons”
Kenneth A. Meister	$50,001-$100,000	$50,001-$100,000
(1)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

As of December 31, 2019, the Independent Trustees (and their respective immediate family members) did not beneficially own securities of a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Adviser or Foreside Fund Services, LLC (the “Distributor”).

Leadership Structure and Board of Trustees

The Board monitors the level and quality of services, including commitments of service providers and the performance of the Adviser. In addition, the Board oversees that processes are in place to ensure the Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts. Mr. Meister serves as the Chairman of the Board. Mr. Moyer serves as the Board’s Lead Independent Trustee. The Board believes that this Board leadership structure is the optimal structure for the Fund at this time. Since the Chairman has the most extensive knowledge of the various aspects of the Fund’s business and is directly involved in managing both the day-to-day operations and long-term strategy of the Fund, the Board has determined that Mr. Meister is the most qualified individual to lead the Board and to serve in the key position as Chairman. The Board has also concluded that this structure allows for efficient and effective communication with the Board. As noted above, the Board has designated Mr. Moyer as Lead Independent Trustee of the Fund. In this capacity, he serves as liaison between the Independent Trustees and the Chairman, and performs such other duties as the Independent Trustees shall from time to time determine.

As a registered investment company, the Fund is subject to a number of investment risks (described in the Fund’s Prospectus and Statement of Additional Information), as well as financial and compliance risks. The Fund attempts to mitigate these risks through written policies that are approved and overseen by the Board. The Adviser conducts the Fund’s operations and the Board administers an oversight function. The Board oversees the Adviser’s operations and the Fund’s risk management with the assistance of the Board’s Audit and Valuation Committees. Each of these Committees is discussed below under “Committees.” At each Board meeting, the Board considers reports regarding the Fund’s operations and oversight thereof, including oversight of risks, as well as reports from the Chief Compliance Officer (the “CCO”), who also routinely meets privately with the Independent Trustees. Board Committees receive reports, and meetings may entail further discussion of issues concerning oversight of the Fund’s risk management. The Board also may discuss particular risks that are not addressed in the Committee process. Committee Chairs may confer with the Chairman of the Board to discuss various issues discussed in the Committee that may require further discussion by the full Board or separate reports by the Adviser. In addition, the Chairman of the Board confers with the CCO, the Trustees, the Adviser and counsel, to discuss risk management issues.

Committees

Audit Committee. The Board has an Audit Committee composed of Mr. Moyer and Ms. Stafford, each an Independent Trustee. The functions of the Audit Committee are: (1) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (2) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; (3) to the extent that Trustees are not members of the Audit Committee, to act as a liaison between the Fund’s independent registered public accounting firm and the Board; and (4) when a vacancy exists or is anticipated, to consider any nominee for independent Trustee. To carry out such purposes, the Audit Committee has a number of duties and responsibilities, each of which is set forth in the Audit Committee Charter adopted by the Board. Ms. Stafford is the chairperson of the Audit Committee. The Audit Committee met two times during the most recent fiscal year.

Valuation Committee. The Board has a Valuation Committee composed of Mr. Moyer and Ms. Stafford, each an Independent Trustee. The Valuation Committee is responsible for: (i) periodically reviewing the Fund’s procedures for valuing securities, and making any recommendations to the Fund with respect thereto; (ii) reviewing proposed changes to those procedures; (iii) periodically reviewing information regarding industry developments in connection with valuation; and (iv) periodically reviewing information regarding fair value and liquidity determinations made pursuant to the Fund’s procedures, and making recommendations to the full Board in connection therewith (whether such information is provided only to the Valuation Committee or to the Valuation Committee and the full Board simultaneously). The Valuation Committee did not meet during the most recent fiscal year.

Compensation for the Most Recent Fiscal Year

The Independent Trustees are each paid an annual retainer of $30,000 by the Fund, and Trustees are reimbursed by the Fund for their travel expenses related to Board meetings. The Trustees do not receive any pension or retirement benefits from the Fund. Compensation to the Trustees of the Fund during the year ended March 31, 2019 was $75,000. The officers of the Fund, named below in the section entitled Additional Information, do not receive any compensation from the Fund.

The implementation of each Proposal is contingent upon the consummation of the Proposed Transaction. If the Proposed Transaction is not consummated, Mr. Adams will not become a trustee of the Fund. Approval of Proposal 2 is not contingent on approval of Proposal 1 also being received at the Meeting. Shareholders are NOT being asked to approve the Proposed Transaction.

Board Recommendation for Proposal 2

The Board, including the Independent Trustees, believes that the Proposal to approve the election of William Adams IV as a Trustee of the Fund is in the best interests of the Fund and its shareholders.

The Board unanimously recommends that you vote FOR Proposal 2 to approve the election of William Adams IV.

ADDITIONAL INFORMATION

Other Matters to Come Before the Meeting

The Board and management of the Fund are not aware of any matters that will be presented at the Meeting other than those set forth in this Proxy Statement. Should any other matters properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

The Current Board of Trustees

The identity of the Trustees and officers of the Fund and brief biographical information regarding each Trustee and officer during the past five years is set forth below. The Trustees serve indefinite terms of office unless they resign or are removed in accordance with the Declaration of Trust. The business address of each Trustee is c/o Evanston Capital Management, LLC, 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201. Each Trustee who is deemed to be an “interested person” of the Fund, as defined in the 1940 Act, is indicated by an asterisk.

Name and Age(1)	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Adviser Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years
Interested Trustee
Kenneth A. Meister* (51)	Trustee, President and Principal Executive Officer	Perpetual until resignation or removal, Trustee since 2014 and President and Principal Executive Officer since 2013	President (since January 2013) and Chief Operating Officer of Evanston Capital Management, LLC	1	Ravinia Festival Association (Dec 2017 - Present)
Independent Trustees
Robert Moyer (72)	Trustee	Perpetual until resignation or removal, Trustee since February 2014	Retired. Formerly President and Chief Executive Officer of Driehaus Capital Management, Inc. (an investment adviser) and Driehaus Securities Corporation (a mutual fund distributor)	1	Windy City Habitat for Humanity (2006-2019)
Ingrid Stafford (66)	Trustee	Perpetual until resignation or removal, Trustee since February 2014	Retired. Formerly Senior Advisor (September 2018-2019), Vice President for Financial Operations and Treasurer (2014-September 2018) of Northwestern University	1	Wintrust, Inc. (1998- Present); Wintrust Bank (1994- Present); USAT, Inc. 2019-Present); Evangelical Lutheran Church in America (2013-2019)
*	An Interested Trustee is a Trustee of the Fund who is an “interested person” as defined by the 1940 Act.
(1)	As of December 31, 2019.

Trustees may be removed in accordance with the Declaration of Trust, with or without cause, by, if at a meeting, a vote of a majority of the shareholders or, if by written consent, a vote of shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all shareholders.

Trustee Qualifications

Kenneth A. Meister - Through his experience with contributing to the management of large pools of assets, Mr. Meister contributes his experience in the investment management industry to the Board.

Robert Moyer - Through his experience with and responsibility for overseeing the management of registered investment companies, Mr. Moyer contributes his experience in the investment management industry to the Board.

Ingrid Stafford - Through her experience in corporate financial accounting and reporting, Ms. Stafford contributes her experience in the financial and accounting industry to the Board.

Principal Officers Who Are Not Trustees

The officers of the Fund and their length of service are set forth below. The officers of the Fund serve at the pleasure of the Trustees or until their successors are elected. The business address of each officer is c/o Evanston Capital Management, LLC, 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201.

Name and Age(1)	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years
Ryan Cahill (50)	Treasurer and Principal Financial Officer	Since 2013	Chief Financial Officer of Evanston Capital Management, LLC
Scott Zimmerman (43)	Secretary and Chief Legal Officer	Since 2013	General Counsel of Evanston Capital Management, LLC
Melanie Lorenzo (40)	Chief Compliance Officer	Since 2013	Associate General Counsel and Chief Compliance Officer of Evanston Capital Management, LLC
(1)	As of December 31, 2019.

Principal Underwriter

The Distributor, Foreside Fund Services, LLC, acts as the statutory principal underwriter of the Fund. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. The Distributor is not affiliated with the Adviser or any other service provider for the Fund. The Distributor’s offices are located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Administrator

BNY Mellon Investment Servicing (US) Inc., located at 400 Bellevue Parkway, Wilmington, Delaware 19809, provides certain administrative, fund accounting agency, transfer agency and registrar services to the Fund.

Security Ownership of Certain Beneficial Owners and Management

As of January 1, 2020, the persons who held of record 5% or more of the outstanding shares of any class of shares of the Fund are listed below. The following record owners of the Fund and class held the share amounts and corresponding percentages indicated below, which was owned either (i) beneficially by such persons or (ii) of record by such persons on behalf of customers who are the beneficial owners of such shares and as to which such record owners may exercise voting rights under certain limited circumstances. Beneficial owners of 25% or more of a class of a Fund are presumed to be in control of the class for purposes of voting on certain matters submitted to shareholders. Beneficial share ownership by a Fund Trustee or officer, as the case may be, is noted. To the knowledge of the Fund, no other person owns (of record or beneficially) 5% or more of the outstanding shares of any class of shares of a Fund.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership	Percent of Class
Class A	Leslie R. Capin Denver, CO 80209	$170,064	Beneficial	75%
Class A	Jodie L. Morgan and Christopher Trotz Wilmington, DE 19803	$56,992	Beneficial	25%
Class I	American Academy of Otolaryngology – Head and Neck Surgery Foundation, Inc. and American Academy of Otolaryngology – Head and Neck Surgery, Inc. 1650 Diagonal Road, Alexandria, VA 22314	$2,330,760	Beneficial	4.9%
Class I	Sisters of St. Joseph of Rochester Charitable Trust and Sisters of St. Joseph of Rochester, Inc. 150 French Road, Rochester NY 14618	$4,026,395	Beneficial	8.5%
Class I	The Catholic Foundation Charitable Gift Fund and The Catholic Foundation Unrestricted Endowment 12222 Merit Drive, Suite 850, Dallas, TX 75251	$2,977,316	Beneficial	6.3%
Class I	David Wagner c/o Evanston Capital Management, LLC, 1560 Sherman Ave., Suite 960, Evanston, IL 60201	$2,792,322	Beneficial	5.9%

To the knowledge of the Fund, as of January 1, 2020, (i) no current Trustee of the Fund, and no “named executive officer” of the Fund (as defined in Item 402(a)(3) of Regulation S-K), owned 1% or more of the outstanding shares of any class of the Fund, and (ii) all Trustees and executive officers of the Fund owned, as a group, less than 1% of the outstanding shares of each class of the Fund.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with Fund management. The Audit Committee also discussed with the independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended March 31, 2019 for filing with the SEC. As mentioned above, the Audit Committee is composed of Mr. Moyer and Ms. Stafford, each an Independent Trustee.

Auditors, Audit Fees, Tax Fees and All Other Fees

Auditors. Deloitte & Touche LLP, 111 South Wacker Drive, Chicago, IL 60606-4301, serves as the independent registered public accounting firm of the Fund. Deloitte & Touche LLP is not expected to be present at the Meeting, but will be given the opportunity to make a statement if they desire to do so and will be available by telephone should any matter arise requiring their presence.

Audit Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years are $38,700 for 2019 and $37,500 for 2018.

Audit-Related Fees. The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under Audit Fees above are $2,500 for 2019 and $2,500 for 2018. This represents the cost of the consent of the independent registered public accounting firm for the registration statement.

Tax Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning are $0 for 2019 and $0 for 2018.

All Other Fees. The aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than audit, audit-related, and tax services are $0 for 2019 and $0 for 2018.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (“Policy”). This Policy describes how the Audit Committee oversees the services the independent registered public accounting firm (“Auditor”) provides to the Fund, and the pre-approval of the Auditor’s audit, audit-related, and non-audit services to assure that such services do not impair the Auditor’s independence.

The Policy states that the Audit Committee may either generally pre-approve, or require specific pre-approval of, audit and non-audit services. The Fund’s annual audit services engagement scope and terms require the Audit Committee’s specific pre-approval, and audit services performed thereafter require general pre-approval. Audit-related services, as well as tax services that do not impair the Auditor’s independence are subject to the Audit Committee’s general pre-approval. The Policy prohibits certain non-audit services; non-audit services that are not prohibited under the Policy require specific pre-approval, and are permitted if they are routine and recurring services that would not impair the Auditor’s independence and are consistent with the Sarbanes-Oxley Act of 2002 and rules relating thereto.

The Audit Committee is not required to pre-approve de minimis fees relating to non-audit services to the Fund that were not recognized as non-audit services at the time of the Auditor’s engagement, and which are promptly brought to the Audit Committee’s attention and approved prior to the audit’s completion. “De Minimis” fees are those fees that are less than 5% of the total fees the Auditor receives in a fiscal year for its services to the Fund.

The percentage of services approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X are as follows:

•	Audit-Related Fees: 100%
•	Tax Fees: N/A
•	All Other Fees: N/A

The percentage of hours expended on the principal accountant’s engagement to audit the Fund’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was less than fifty percent.

The aggregate non-audit fees billed by the Fund’s accountant for services rendered to the Fund, and rendered to the Fund’s Adviser, and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the Fund for each of the last two fiscal years of the Fund was $0 for 2019 and $0 for 2018.

The Audit Committee has considered whether the provision of non-audit services that were rendered to the Fund’s Adviser, and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant’s independence.

Shareholder Reports

The Fund’s annual and semi-annual reports to shareholders may be viewed, free of charge, on the SEC’s website (http://www.sec.gov).

Copies of the Fund’s most recent annual and semi-annual reports may be obtained, without charge, upon request by writing to the Fund at Evanston Capital Management, LLC, c/o BNY Mellon Investment Servicing (U.S.) Inc., P.O. Box 9686, Providence, Rhode Island 02940-9686, or by calling the Fund at 1-877-356-6316.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. Any shareholder who wishes to submit a proposal for consideration at a subsequent meeting should send the written proposal to the Fund within a reasonable time before the proxy statement for that meeting is mailed. Whether a shareholder proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws.

Shareholder Communications with the Board

Shareholders may mail written communications to the Board, addressed to the care of the Secretary of the Fund at the following address: Board of Trustees, Evanston Alternative Opportunities Fund, 1560 Sherman Avenue, Suite 960, Evanston, IL 60201. Any shareholder communication must be in writing and be signed by the shareholder. The Secretary will review and organize all properly submitted shareholder communications. The Secretary will either (i) provide a copy of the communication to the Board at its next regularly scheduled Board meeting or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the Board promptly after receipt. The Secretary may, in good faith, determine that a shareholder communication should not be provided to the Board in certain circumstances.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS TO APPROVE THE NEW ADVISORY AGREEMENT AND ELECT WILLIAM ADAMS IV AS A TRUSTEE.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. SPECIFIC INSTRUCTIONS FOR THESE VOTING OPTIONS ARE FOUND ON THE ENCLOSED PROXY FORM. TO ENSURE THAT YOUR VOTE IS COUNTED, YOUR EXECUTED PROXY CARD MUST BE RECEIVED BY 11:59 P.M. (EASTERN TIME) ON SUNDAY, MAY 10, 2020.

/s/ Kenneth A. Meister
Kenneth A. Meister, President and Principal Executive Officer

Date: March 6, 2020

EXHIBIT A

INVESTMENT MANAGEMENT AGREEMENT
EVANSTON ALTERNATIVE OPPORTUNITIES FUND

AGREEMENT, made as of [            ], 2020 between Evanston Alternative Opportunities Fund, a Delaware statutory trust (the “Fund”) and Evanston Capital Management, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Fund desires to retain the Adviser so that it will render investment management services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to render such services and/or engage others to render such services to the Fund;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

1.	Appointment. The Fund hereby appoints the Adviser to act as investment adviser and provide investment advisory services to such Fund, subject to the supervision of the Fund’s Board of Trustees (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date for the compensation herein provided.
2.	Responsibilities of the Adviser.
(a)	The Adviser, or an affiliate of the Adviser (“Adviser Affiliate”), to the extent permitted by applicable laws, rules and regulatory interpretations, hereby undertakes and agrees, upon the terms and conditions herein set forth, subject to the supervision of the Fund’s Board, either directly or indirectly through one or more Subadvisers (as that term is defined in paragraph 4 below):
(i)	to furnish continuously an investment program for the Fund. In this regard the Adviser will manage the investment and reinvestment of the Fund’s assets, determine what investments will be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested, and continuously review, supervise and administer the investment program of the Fund; and
(ii)	to act as the Fund’s true and lawful representative and attorney-in-fact, with full power of delegation (to any one or more permitted Subadvisers, as defined in paragraph 4 below), in the Fund’s name, place and stead, to make, execute, sign, acknowledge and deliver all subscription and other agreements, contracts and undertakings on behalf of the Fund as the Adviser may deem necessary or advisable for implementing the investment program of the Fund by purchasing, selling and redeeming its assets and placing orders for such purchases and sales.
(b)	In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of the Fund’s employees who are partners, managers, officers, or employees of the Adviser whose services may be involved, for the following expenses of the Fund: all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Portfolio Funds, and enforcing the Fund’s rights in respect of such investments; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Fund shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, administrator, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; bank services fees; expenses of preparing, printing, and distributing copies of the Registration Statement (including the prospectus) and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to holders of shares of the Fund (each, a “Shareholder”), and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings; expenses of corporate data processing and related services; Shareholder recordkeeping and Shareholder account services, fees, and disbursements; expenses relating to investor and public relations; extraordinary expenses such as litigation expenses; and any other expenses reasonably considered an expense of the Fund or otherwise approved by the Fund’s Board as an expense of the Fund.

3.	Use of Name. Upon receiving notice from the Adviser, the Fund will assist the Adviser to a reasonable extent in protecting the use and sublicensing of names or trademarks that the Adviser has the rights to use and sublicense.
4.	Subadvisers. The Adviser may, at its expense and subject to its supervision, engage one or more persons, including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment advisory services with respect to securities that the Adviser is obligated to render under this Agreement, including, subject to approval of the Fund’s Board, a person or persons to render investment advisory services including the provision of a continuous investment program and the determination of the composition of the securities and other related assets of the Fund (each, a “Subadviser”). Shareholder approval of the appointment of a Subadviser by the Adviser pursuant to this paragraph is required only to the extent required by applicable law, as may be modified by any exemptive order or other interpretation issued by the SEC or its staff.
5.	Regulatory Compliance. In performing its duties hereunder, the Adviser (and any Subadvisers selected by the Adviser) shall in all material respects comply with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Registration Statement.
6.	Compensation.
(a)	As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to this Agreement, the Fund will pay the Adviser quarterly in arrears a fee, calculated at the annual rate of 1.00% of the aggregate value of the Fund’s outstanding shares determined as of the last calendar day of each month (before any repurchases and prior to the fee being calculated). If the Adviser shall serve hereunder for less than the whole of any quarter, the fee hereunder shall be prorated according to the proportion that such period bears to the full quarter and shall be payable within 30 days after the end of the relevant quarter or the date of termination of this Agreement, as applicable. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the declaration of trust of the Fund, the Fund’s valuation procedures, and its Registration Statement, each as amended from time to time. If the determination of the net asset value of the Fund has been suspended for a period including the end of any quarter when the Adviser’s compensation is payable pursuant to this paragraph, then the Adviser’s compensation payable with respect to such quarter shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such quarter).
7.	Portfolio Transactions.
(a)	In executing transactions for the Fund and selecting brokers or dealers, the Adviser (either directly or through Subadvisers) shall place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund’s Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Adviser (or a Subadviser) shall seek to obtain for the Fund the best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the appropriate policies and procedures approved by the Fund’s Board, the Adviser (or the Subadviser) may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), cause the Fund to pay a broker or dealer that provides brokerage or research services to the Adviser (or the Subadviser) an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser (or the Subadviser) determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser’s (or the Subadviser’s) overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) of the Securities Exchange Act and the Fund’s Board, the Adviser (or the Subadviser) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement with respect to the Fund or otherwise solely by reason of such action.

(b)	To the extent applicable to the Fund and consistent with these standards, in accordance with Section 11(a) of the Securities Exchange Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Adviser (or the Subadviser) is further authorized to allocate the orders placed by it on behalf of the Fund to the Adviser (or the Subadviser) if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser (or the Subadviser). Such allocation shall be in such amounts or proportions as the Adviser (or the Subadviser) shall determine consistent with the above standards, and, upon request, the Adviser (or the Subadviser) will report on said allocation regularly to the Fund’s Board indicating the broker and dealers to which such allocations have been made and the basis therefor.
8.	Proxy Voting. The Fund may delegate to the Adviser, subject to revocation at the discretion of its Board, the responsibility for voting proxies relating to the Fund’s portfolio securities pursuant to written proxy voting policies and procedures established by the Adviser.
9.	Reports. The Adviser (or the Subadviser) shall regularly report to the Fund’s Board on the investment program of the Fund and the issuers and securities generally represented in the Fund’s portfolio and will furnish the Board such periodic and special reports as the Trustees may reasonably request.
10.	Not Exclusive. Nothing herein shall be construed as prohibiting the Adviser, Subadviser, or any director, officer, manager, employee, or affiliate thereof from providing investment management or advisory services to, or entering into investment management or advisory agreements with, other clients (including other registered investment companies), including clients which may from time to time purchase and/or sell securities of issuers in which the Fund invests, or from utilizing (in providing such services) information furnished to the Adviser by advisors and consultants to the Fund and others (including Subadvisers); provided however, that the Adviser will undertake no activities that, in its judgment, will materially and adversely affect the performance of its obligations under this Agreement.
11.	Conflicts of Interest. Whenever the Fund and one or more other accounts or investment companies managed or advised by the Adviser or an Adviser Affiliate (or a Subadviser) have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures approved by the Fund’s Board and believed by the Adviser or Adviser Affiliate (or the Subadviser) to be equitable to each entity over time. Similarly, opportunities to sell securities shall be allocated in accordance with procedures approved by the Fund’s Board and believed by the Adviser or Adviser Affiliate (or the Subadviser) to be equitable over time. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that any partner, manager, or officer of, or persons employed by, the Adviser or an Adviser Affiliate (or a Subadviser), who may also be a partner, manager, or officer of, or person employed by, the Fund, to assist in the performance of the Adviser’s (or the Subadviser’s) duties hereunder will not devote his or her full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any Adviser Affiliate (or a Subadviser) to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
12.	Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund’s Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.
13.	Liability. The Adviser may rely on information reasonably believed by it to be accurate and reliable, including but not limited to, any information or report from the Portfolio Funds, and shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. Neither the Adviser nor its partners, officers, managers, employees, affiliates, successors, or other legal representatives shall be subject to any liability for any act or omission, error of judgment, mistake of law, or for any loss suffered by the Fund, in the course of, connected with, or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or by reason of reckless disregard on the part of the Adviser of its obligations and duties under this Agreement.

14.	Indemnification.
(a)	The Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, managers, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions were unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.
(b)	Notwithstanding any of the foregoing, the provisions of this Section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this Section 14 shall survive the termination or cancellation of this Agreement.
15.	Term of Agreement; Termination. This Agreement shall remain in effect with respect to the Fund until [ ], 2022, and shall continue in effect year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of: (i) a majority of the members of the Fund’s Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the Fund’s Board or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by the Fund’s Board, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Adviser. Any notice to a Fund or the Adviser shall be deemed given when received by the addressee.
16.	Assignment. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Adviser’s business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser’s business shall not be deemed to be an assignment for the purposes of this Agreement.

17.	Amendment. This Agreement may be amended only by the written agreement of the parties whose rights are affected by the amendment. Any amendment shall be required to be approved by the Fund’s Board and by a majority of its independent Trustees in accordance with the provisions of Section 15(c) of the 1940 Act and the rules and regulations adopted thereunder. If required by the 1940 Act, any material amendment shall also be required to be approved by such vote of Shareholders of the Fund as is required by the 1940 Act and the rules thereunder.
18.	Conflicts of Laws. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.
19.	Management of Subsidiaries. If the Fund’s Board determines that it is in the best interests of the Fund and its Shareholders to carry on all or part of the business of the Fund through one or more subsidiaries, the Board may cause the substantive terms of this Agreement to apply to the management of any such subsidiary or subsidiaries.
20.	Fund Obligations. This Agreement is made by the Fund and executed on behalf of the Fund by an officer of the Fund, and the obligations created hereby are not binding on the Shareholders, Trustees, officers, employees, or agents, whether past, present, or future, of the Fund individually, but bind only the assets and property of the Fund.
21.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
22.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
23.	Supersedes Other Agreements. This Agreement supersedes all prior investment advisory, management, and/or administration agreements in effect between the Fund and the Adviser.

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EVANSTON ALTERNATIVE OPPORTUNITIES FUND

Name:
Title:

EVANSTON CAPITAL MANAGEMENT, LLC

Name:
Title:

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91177-S98685

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledge(s) receipt of this Proxy Statement of the Fund. Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

YOUR VOTE IS IMPORTANT.

WE URGE YOU TO VOTE PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

E91178-S98685

EVANSTON ALTERNATIVE OPPORTUNITIES FUND
SPECIAL MEETING OF SHAREHOLDERS
MAY 11, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Evanston Alternative Opportunities Fund (the "Fund") hereby appoints Kenneth A. Meister, Melanie Lorenzo and Scott Zimmerman, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on February 25, 2020 at a Special Meeting of Shareholders to be held at the Fund's principal office located at 1560 Sherman Avenue, Suite 960, Evanston, Illinois 60201 on Monday, May 11, 2020 at 10:00 A.M., Central Time or at any adjournment(s) or postponement(s) thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE